For period ended 05/31/12                                      Series 17
File Number 811-7852

Sub-Item 77I:  Terms of new or amended securities
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In  connection wtih USAA Mutual Funds Trust Special Meeting of shareholders on
November 10, 2011.  The following portfolios were changed as listed:


     Previous Name                     New Name
     -------------                     --------
     GNMA Fund                     Government Securities Fund


Effective as of January 27, 2012.